Exhibit 99.1

Corvus Gold Continues Expansion of YellowJacket Deposit at Swale Target, North Bullfrog Project, Nevada

YellowJacket Zone Extended 250 metres North of Existing Resource

VANCOUVER, Aug. 2, 2016 /CNW/ - Corvus Gold Inc. ("Corvus" or the "Company") - (TSX: KOR, OTCQX: CORVF) announces further drill results from the 2016 North Bullfrog exploration program (Figure 1).  The extension of the YellowJacket structural zone was again intersected in hole NB-16-308 at the Swale target with 3.1m @ 2.24 g/t gold & 3.5 g/t silver within 9.15m @ 1.02 g/t gold & 1.93 silver, approximately 50 metres north of hole NB-16-300 (NR16-09, June 7, 2016, 18.3m @ 1.76 g/t gold).  This zone of stockwork mineralization is surrounded by broad zones of low grade gold mineralization indicating the YellowJacket gold system remains strong and continuous in the northern most hole drilled to date (Table 1).  Drilling has now extended the YellowJacket Zone an additional 250 metres to the north of the existing resource and additional assays for recently completed holes at the Swale target are pending.

Initial drill results from the Black Vein target has now highlighted the importance of the re-emerging Liberator structural zone, a parallel structural zone just east of the YellowJacket deposit with potential to host high-grade mineralization. Significantly, drill hole NB-16-303 into the Black Vein target returned 153.92m @ 0.55 g/t gold & 0.92 g/t silver. Follow up drilling is being planned to test for significant tonnage of higher grade mineralization.

Table 1

Drill Results Swale, Lower Savage and Black Vein Targets

(Reported drill intercepts are not true widths.  At this time, there is insufficient data with respect to the shape of the mineralization to calculate its true orientation in space.)

Swale Target		From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
NB-16-304		211.84	274.32	62.48	0.30	1.09
AZ 085 dip-50	inc	213.36	219.46	6.1	0.68	2.37
inc		259.08	260.6	1.52	0.62	1.46
					hole ended in mineralization
NB-16-305		From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
AZ 085 dip -50		153.92	190.5	36.58	0.17	0.85
		202.69	288.04	85.35	0.22	0.77
		hole ended in mineralization
NB-16-308		From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
AZ 060 dip -65		152.4	207.26	54.86	0.31	0.93
		211.84	237.74	25.9	0.12	0.39
		316.99	326.14	9.15	1.02	1.93
inc		320.04	323.09	3.05	2.24	3.47
Black Vein		From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
NB-16-303		94.49	102.11	7.62	0.54	1.30
AZ 130 dip -50		193.55	347.47	153.92	0.54	0.92
inc		199.64	249.94	50.3	0.58	1.03
inc		266.7	271.27	4.57	0.53	1.01
inc		275.84	301.75	25.91	0.68	0.83
inc		310.9	333.76	22.86	0.66	0.97
					hole ended in mineralization
NB-16-306		From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
AZ 265 dip -80		475.49	495.3	19.81	0.24	0.47

NB-16-307		No significant results
AZ 070 dip -45
Lower Savage		From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
NB-16-301		124.97	135.64	10.67	0.25	0.46
AZ 085 dip -50		140.21	179.83	39.62	0.31	0.89
inc		146.3	147.83	1.52	0.61	0.88
inc		161.54	169.16	7.62	0.52	1.23
		207.26	286.51	79.25	0.21	1.13
		295.66	361.19	65.53	0.21	1.07
		367.28	408.43	41.15	0.33	9.22
inc		379.48	381	1.52	0.60	20.00

NB-16-302		From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
AZ 083 dip -55		121.92	137.16	15.24	0.16	0.51
		141.73	237.74	96.01	0.23	0.80
		252.98	324.61	71.63	0.16	0.87
		336.8	373.38	36.58	0.18	0.42
		379.48	388.62	9.14	0.18	0.43

* Mineralized thickness calculated @ 0.10 g/t Au cutoff with internal vein/stockwork intervals calculated @ 0.5 g/t Au cutoff

Jeff Pontius, President and CEO of Corvus said "The new results from our ongoing exploration program have been encouraging.  The confirmation of the Swale discovery now outlines an extension of the YellowJacket high-grade gold system. A key focus of the next phase of exploration drilling will be the projected intersection of the Swale and NWSB zones where pending holes have encountered broad zones of stockwork quartz veining.  In addition, the encouraging mineralization found north and south along the Liberator structural zone has potential to develop into another YellowJacket type system which could host significant tonnage of mill grade mineralization. We believe that these early results are rapidly expanding the potential for new resources within the immediate proximity of the current pit design. With the closing of our recent financing Corvus is in a position to rapidly delineate these new discoveries."

Swale Target

The new results from holes NB-16-304, 305 and 308 at the Swale target have now focused our exploration on the potential in this area and confirmed the northern extension of the YellowJacket structural system.  Hole NB-16-308 intersected 3.1 metres @ 2.2 g/t gold & 3.5 g/t silver within 9.15m @ 1.02 g/t gold & 1.93 silver which is the northern extension of the structural zone previously encountered in hole NB-16-300 (18.3m @ 1.76 g/t gold).  Mineralization in hole NB-16-308 continues to trend NW and is hosted in a dacite unit as opposed to the more favorable rhyolite unit in hole NB-16-300.  This new drilling has extended the YellowJacket system approximately 250 metres northwest of the current YellowJacket resource.

In addition, the large rhyolite body intersected in holes NB-16-304 & 305 has retuned thick intervals of low-grade gold and silver and a number of zones with high levels of uranium and molybdenum.  This highly altered and broadly mineralized rhyolite body has emerged as an important host rock for structurally controlled, YellowJacket type vein and stockwork zones.  A number of the remaining exploration holes with pending assays in the Swale target area have intersected parallel broad structural zones to the southwest and south of the zones hit in holes 300 and 308.  This area is about 500 metres by 200 metres at the north and west end of the current YellowJacket resource. With the earlier results from the NE trending NWSB zone in hole NB-16-298 (NR16-09, June 7, 2016, 23m @ 1.7 g/t gold) we are now projecting a major structural intersection of the two systems at the north end of the current pit design.  This complexly faulted area forms an excellent mineralizing environment for multiple high-grade zones and will be a primary target of resource development drilling in the second phase of the 2016 program.

Black Vein - Liberator Target

Drill holes NB-16-303 was drilled to test the deep potential below earlier high-grade intersection returned from the Liberator structural zone in the Black Vein target area NB-10-63 (NR11-03, February 1, 2011) with 13.7m @ 5.9 g/t gold & 5.2 g/t silver and NB-12-126 (NR12-10, March 22, 2012) with 5.7m @ 6.6 g/t gold & 9.9 g/t silver).  Results from hole 303 intersected a very broad zone of gold mineralization within the target (154m @ 0.54 g/t gold).  This very thick zone of gold mineralization and the shallower high-grade intersections appears to be associated with the large Liberator fault system which lies just east of the YellowJacket deposit but dips in the opposite direction.  The Liberator structural zone has not been effectively explored in the past and is now emerging as an important target area immediately east of the current pit design.  It's also possible that the previously discovered Rhyolite zone (10.7m @ 3.5 g/t gold) and the 350 zone (6m @ 2.4 g/t gold) are also related to the Liberator system which has a known strike length of over a kilometre.  This emerging new YellowJacket type target will also be tested in the next phase of drilling.

Scout drilling was completed to test the depth potential of the Liberator zone to the east and to test a wildcat vein target in the Cloud 9 area.  Hole NB-16-306 was drilled about 100 metres east of the Black Vein target and intersected a broad low-grade interval of gold mineralization deep along the Liberator fault (~400m below surface).  This mineralization indicates the Liberator gold system is extensive.  Hole NB-16-307 tested the Cloud 9 target, a banded quartz vein outcropping along the West Jolly Jane fault about 800 metres east of Black Vein and about 2 kilometres north of the Jolly Jane deposit, although altered the hole failed to return any significant gold or silver values.

Lower Savage Target

Two holes were drilled to follow-up high-grade silver mineralization found at depth below a large new zone of low-grade mineralization east of the current pit design.  These two holes drilled 100 metres north and south of the original discovery hole NB-15-273 (NR16-03, January 26, 2016, 3.1m @ 2.1 g/t gold & 178 g/t silver) and intersected thick zones of low-grade mineralization confirming the systems extension to the east.  In hole 301 a thicker zone of silver mineralization (15.2m @ 0.4 g/t gold and 23 g/t silver) was intersected in the same horizon as the earlier intercept in hole 273.  The hole to the north, NB-16-302 also hit this horizon but only returned low-grade silver (38m @ ~0.4 g/t silver).  The mineralization appears to be related to a replacement style within a specific horizon in the volcanics package near the basement contact.  Although intriguing, this deeper replacement style of mineralization will not be followed up in the next phase of drilling.

About the North Bullfrog Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.

The North Bullfrog project includes numerous prospective gold targets at various stages of exploration with four having NI 43-101 mineral resources (Sierra Blanca, Jolly Jane, Mayflower and YellowJacket).   The project contains a measured mineral resource of 3.86 Mt at an average grade of 2.55 g/t gold and 19.70 g/t silver, containing 316.5k ounces of gold and 2,445k ounces of silver, an indicated mineral resource of 1.81 Mt at an average grade of 1.53 g/t gold, and 10.20 g/t silver, containing 89.1k ounces of gold and 593.6k ounces of silver and an inferred resource of 1.48 Mt at an average grade of 0.83 g/t gold and 4.26 g/t silver, containing 39.5k ounces of gold and 202.7k ounces of silver for oxide mill processing.  The mineral resource for the mill process was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.52 g/t gold. In addition, the project contains a measured mineral resource of  0.3 Mt at an average grade of 0.25 g/t gold and 2.76 g/t silver, containing 2.4k ounces of gold and 26.6k ounces of silver, an indicated mineral resource of 22.86 Mt at an average grade of 0.30 g/t gold and 0.43 g/t silver, containing 220.5k ounces of gold and 316.1k ounces of silver and an inferred mineral resource of 176.3 Mt at an average grade of 0.19 g/t gold and 0.67 g/t silver, containing 1,077.4k ounces of gold and 3,799.2k ounces of silver for oxide, heap leach processing. The mineral resource for heap leach processing was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.15 g/t.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101, has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by National Instrument 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Mark Reischman, Corvus Gold's Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to ALS Chemex in Reno, Nevada, for preparation and then on to ALS Chemex in Reno, Nevada, or Vancouver, B.C., for assaying.  ALS Chemex's quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

For additional information on the North Bullfrog project, including information relating to exploration, data verification and the mineral resource estimates, see "Technical Report and Preliminary Economic Assessment for Combined Mill and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, NYE County, Nevada" dated June 16, 2015 as amended and restated on May 18, 2016, which is available under Corvus Gold's SEDAR profile at www.sedar.com.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at North Bullfrog, Nevada.  In addition the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of those discoveries to maximize share price leverage in a recovering gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the potential for new deposits and expected increases in a systems potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple YellowJacket style high-grade zones, the Company's belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for any mining or production at North Bullfrog, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company's 2013 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company's most recent filings with the United States Securities and Exchange Commission (the "SEC"). All of the Company's Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects ("NI 43-101") is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the "CIM Standards") as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC's Industry Guide 7 ("SEC Industry Guide 7"). Accordingly, the Company's disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7. Without limiting the foregoing, while the terms "mineral resources", "inferred mineral resources", "indicated mineral resources" and "measured mineral resources" are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7. Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit amounts. The term "contained ounces" is not permitted under the rules of SEC Industry Guide 7. In addition, the NI 43-101 and CIM Standards definition of a "reserve" differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a "final" or "bankable" feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

SOURCE Corvus Gold Inc.

Image with caption: "Figure 1. Drill hole locations map for 2016 North Bullfrog project. (CNW Group/Corvus Gold Inc.)". Image available at: http://photos.newswire.ca/images/download/20160802_C6505_PHOTO_EN_746593.jpg

%CIK: 0001507964

For further information: Ryan Ko, Investor Relations, Email: info@corvusgold.com, Phone: 1-844-638-3246 (toll free) or (604) 638-3246

CO: Corvus Gold Inc.

CNW 08:00e 02-AUG-16